EXHIBIT 2.1

AGREEMENT AND PLAN OF EXCHANGE

BY AND BETWEEN

APACHE MOTOR CORPORATION

AND

PARKER AUTOMOTIVE GROUP INTERNATIONAL, INC.

DATED

OCTOBER 28, 2005

1

AGREEMENT & PLAN OF EXCHANGE
BY AND BETWEEN

APACHE MOTOR CORPORATION

AND

PARKER AUTOMOTIVE GROUP INTERNATIONAL, INC.

          THIS AGREEMENT & PLAN OF EXCHANGE (“Agreement”) is entered into and effective as of the 28th day of October, 2005, among Apache Motor Corporation, a Nevada corporation (“Apache”), located at 938 N. 200, Suite B, Shoreline, WA 98133, USA and Parker Automotive Group International, Inc., a Nevada corporation (“Parker Automotive”), located at 8113 75th Street Southwest Lakewood, WA 98498 USA (Apache and Parker Automotive collectively, the “Parties”).

          WHEREAS, Apache is a company duly incorporated in the State of Nevada, is in good standing and is a fully reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

          WHEREAS, Parker Automotive is a company duly incorporated in the State of Nevada and is in good standing; and

          WHEREAS, Parker Automotive has agreed to be acquired by Apache by exchanging all of its outstanding Common Stock for twenty four million (24,000,000) shares of Common Stock of Apache, which will operate as parent of Parker Automotive immediately following the share exchange; and

          WHEREAS, Parker Automotive’s Shareholders will receive two hundred and forty (240) shares of Common Stock of Apache for each share of Parker Automotive that they hold; and

          WHEREAS, the Parties expect that the share exchange will further certain of their business objectives; and

          NOW, THEREFORE, in consideration of these premises and the mutual promises made herein, and in consideration of the representations, warranties and covenants herein, the Parties agree as follows:

1.         Definitions.

             “Accredited Investor” has the meaning set forth in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

             “Affiliate” has the meaning set forth in Rule 144(a) of the regulations promulgated under the Securities Act and Rule 12b-2 of the regulations promulgated under the Exchange Act.

             “Effective Date” means the date that the Articles of Exchange are filed and accepted by the Secretary of State of Nevada.

             “Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency or political subdivision thereof).

             “SEC” means the U.S. Securities and Exchange Commission.

             “Security Interest” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic’s, materialmen’s, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital leas arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

2

          “Subsidiary” means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

          “Apache Common Stock” means the common stock of Apache Motor Corporation, par value $0.001 per share.

2.       Basic Transaction.

          2.1        The Voluntary Share Exchange. The Parties have deemed it advisable and in the best interests of the Parties, respectively, and their respective shareholders, that Parker Automotive be combined with Apache (the “Acquisition”). The Parties desire to accomplish the Acquisition by conducting a voluntary share exchange between the shareholders of Parker Automotive and Apache, whereby Apache will authorize the offer and issuance of twenty four million shares (24,000,000) shares of its Common Stock to the shareholders of Parker Automotive in exchange for all of the outstanding capital stock of Parker Automotive .

          2.2        Exchange Rate. Two hundred and forty (240) shares of Common Stock of Apache will be issued and exchanged for each share of Common Stock of Parker Automotive outstanding on the effective date of this Agreement. Attached as Exhibit A is a schedule showing the share position of the Parker Automotive shareholders and the number of shares of Apache Common Stock each will be offered.

          2.3        Actions Prior to Closing. Prior to Closing, (i) Apache shall have available twenty four million shares (24,000,000) authorized shares of its Common Stock and (ii) shall provide a confidential offering memorandum to each Parker Automotive shareholder, the form of which is attached hereto as Exhibit B.

          2.4        The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of The Otto Law Group PLLC, in Seattle, Washington, commencing at 9:00 a.m. local time on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the “Closing Date”).

          2.5        Actions at the Closing. At the Closing, (i) Parker Automotive will deliver to Apache the various certificates, instruments and documents referred to in §6.1 below, (ii) Apache will deliver to Parker Automotive the various certificates, instruments and documents referred to in §6.2 below, (iii) Apache will file with the Secretary of State of Nevada Articles of Exchange (the “Articles of Exchange”), (iv) the shareholders of Parker Automotive shall enter into Subscription Agreements with Apache, in substantially the form attached hereto as Exhibit C and incorporated herein by this reference, and (v) Apache will deliver to the Parker Automotive shareholders certificates representing that number of Apache shares to be issued to each of the Parker Automotive shareholders, and (vi) the Parker shareholders will deliver to Apache share certificates representing the outstanding shares of Parker Automotive.

3.      Representations and Warranties of Parker Automotive. Parker Automotive and its shareholders represent and warrant to Apache that the statements contained in this §3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3).

          3.1        Organization, Qualification and Corporate Power. Parker Automotive is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, USA. Parker Automotive is duly authorized to conduct business and is in good standing under the laws of

3

each jurisdiction where such qualification is required. Parker Automotive has full power and authority to enter into and perform the transactions contemplated by this Agreement.

          3.2        Capitalization. As of October 19, 2005, the entire authorized capital stock of Parker Automotive consists of 750,000 shares of Common Stock, par value $0.001, of which 100,000 shares are issued and outstanding. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Parker Automotive to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Parker Automotive.

          3.3        Authorization of Transaction. Parker Automotive has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that Parker Automotive cannot consummate the Exchange unless and until it receives unanimous shareholder approval. This Agreement constitutes the valid and legally binding obligation of Parker Automotive , enforceable in accordance with its terms and conditions.

          3.4        Noncontravention. To the best of Parker Automotive’s knowledge, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Parker Automotive is subject or any provision of the charter or bylaws of Parker Automotive or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Parker Automotive is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Other than in connection with the provisions of Nevada, Parker Automotive is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

          3.5        Financial Statements. Parker Automotive will deliver to Apache copies of its Audited financial statements for the year and month ended August, 2005.

          3.6        Undisclosed Liabilities. Parker Automotive has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of the most recent fiscal quarter ended and (ii) liabilities which have arisen after the most recent fiscal quarter ended in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

          3.7        Brokers’ Fees. Parker Automotive has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          3.8        Residence of Investors. The shareholders of Parker Automotive reside or are domiciled in the United States.

          3.9        Liens and Litigation. Parker Automotive has no liens or encumbrances against it or its shares nor does Parker Automotive know of any current or intended legal claims against it.

          3.10      No Registration Rights. The Parker Automotive shareholders will not have the right to demand that the Apache Shares of Common Stock they acquire through the voluntary share exchange be registered under the U.S. Securities Act of 1933, as amended.

4

          3.11      Parker Automotive understands the meaning and legal consequences of the representations and warranties contained in this Section 3 and agrees to indemnify, defend and hold harmless Apache and each director, officer and shareholder thereof from and against any and all loss, damage or liability (including without limitation attorneys' fees) due to or arising out of a breach of any representation or warranty of the undersigned, except that Parker Automotive does not waive any rights granted to it under federal or state securities laws.

4.       Representations and Warranties of Apache. Apache represents and warrants to Parker Automotive that the statements contained in this §4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §4).

          4.1        Organization. Apache is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

          4.2        Capitalization. The entire authorized capital stock of Apache consists of 100,000,000 shares of Common Stock, having a par value of $0.001 per share, of which 26,000,000 shares are duly issued and outstanding as of October 17, 2005. Apache also has authorized 20,000,000 shares of Preferred Stock, having a par value of $0.001 per share, of which none are issued and outstanding. The outstanding shares of Apache have been validly issued by Apache and are fully paid and non-assessable.

          4.3        Authorization of Transaction. Apache has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Apache, enforceable in accordance with its terms and conditions.

          4.4        Noncontravention. To the knowledge of any director or officer of Apache, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Apache is subject or any provision of the charter or bylaws of Apache or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Apache is a party or by which it is bound or to which any of its assets is subject except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the knowledge of any director or officer of Apache, and other than in connection with the provisions of Nevada law, Apache does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

          4.5        Brokers’ Fees. Apache has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          4.6        Liens and Litigation. Apache has no liens or encumbrances against it or its shares nor does Apache know of any current or intended legal claims against it.

          4.7        Restricted Stock. The shares of Apache Common Stock, to be issued to the Parker Automotive shareholders, have not been registered under the Act, nor under any state securities laws. An investment in such shares has not been approved by the securities and exchange commission or by any state securities commission or similar body. Any representation to the contrary is unlawful.

5

          4.8        Apache understands the meaning and legal consequences of the representations and warranties contained in this §4 and agrees to indemnify, defend and hold harmless Parker Automotive and each director, officer and shareholder thereof from and against any and all loss, damage or liability (including without limitation attorneys' fees) due to or arising out of a breach of any representation or warranty of the undersigned, except that Apache does not waive any rights granted to it under federal or state securities laws.

          4.9        The Offering Memorandum of the Company dated October 26, 2005 contains no untrue statement of a material fact and does not omit to state a material fact that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made

5.       Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

          5.1        General. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in §6 below).

          5.2        Notices and Consents. Parker Automotive will give any notices to third parties, and will use its best efforts to obtain any third party consents, that Apache reasonably may request in connection with the matters referred to in §3.4 above.

          5.3        Regulatory Matters and Approvals. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in §3.4 and §4.4 above.

          5.4        Corporate Law. Parker Automotive will obtain the unanimous written consent of its stockholders for the adoption of this Agreement and the approval of the Exchange in accordance with the State of Nevada law.

6.      Conditions to Obligation to Close.

          6.1        Conditions to Obligation of Apache. The obligation of Apache to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions by Parker Automotive :

          6.1.1      this Agreement and the Exchange shall have been approved by all of the voting shares outstanding of Parker Automotive;

          6.1.2      Parker Automotive shall have procured all of the third party consents specified in §5 above, if any;

          6.1.3      the representations and warranties set forth in §3 above shall be true and correct in all material respects at and as of the Closing Date;

          6.1.4      all of the shareholders of Parker Automotive shall have signed the Subscription Agreement, the form of which is attached hereto as Exhibit C;

          6.1.5      Parker Automotive shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          6.1.6      No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or

6

charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Apache to own the former assets, to operate the former businesses, or (D) affect adversely the right of Parker Automotive to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          6.1.7    Parker Automotive shall have delivered to Apache a certificate to the effect that each of the conditions specified above in §6 are satisfied in all respects; and

          6.1.8    all actions to be taken by Parker Automotive in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Apache.

Apache may waive any condition specified in this §6.1 if it executes a writing so stating at or prior to the Closing.

          6.2        Conditions to Obligation of Parker Automotive . The obligation of Parker Automotive to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions by Apache:

          6.2.1    this Agreement and the Exchange shall have been approved by unanimous consent of the directors of Apache;

          6.2.2    the representations and warranties set forth in §4 above shall be true and correct in all material respects through the Closing;

          6.2.3     all actions to be taken by Apache in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Parker Automotive.

          6.2.4      Apache shall have delivered to Parker Automotive a certificate to the effect that each of the conditions specified above in §6.2 are satisfied in all respects;
Parker Automotive may waive any condition specified in this §6.2 if it executes a writing so stating at or prior to the Closing.

7.      Termination.

          7.1        Termination of Agreement. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

          7.1.1      the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Date;

          7.1.2      Apache may terminate this Agreement by giving written notice to Parker Automotive at any time prior to the Effective Date (A) in the event Parker Automotive has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Apache has notified Parker Automotive of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before November 15, 2005, by reason of the failure of any condition precedent under §6.1 hereof (unless the failure results primarily from Apache breaching any representation, warranty, or covenant contained in this Agreement); or

7

          7.1.3    Parker Automotive may terminate this Agreement by giving written notice to Apache at any time prior to the Effective Date (A) in the event Apache has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Parker Automotive has notified Apache of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before November 15, 2005, by reason of the failure of any condition precedent under §6.2 hereof (unless the failure results primarily from Parker Automotive breaching any representation, warranty, or covenant contained in this Agreement).

          7.2        Effect of Termination. If any Party terminates this Agreement pursuant to this §7, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

8.       Miscellaneous.

          8.1        Survival. None of the representations, warranties and covenants of the Parties (other than the provisions in this Agreement concerning the issuance of Apache Common Stock) will survive the Effective Date.

          8.2        Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          8.3        Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

          8.4        Implementation. Each of the Parties shall take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under the laws of the State of Nevada and the State of Nevada, including executing the necessary corporate consents for each Constituent Corporation, to consummate the Acquisition.

          8.5        Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Date with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the laws of the State of Nevada. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          8.6        Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

          8.7        Attorneys’ Fees. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the prevailing party shall be entitled to recover from the other party or parties all of its costs, expense and reasonable attorneys’ fees incurred therein by the prevailing party, including costs, expenses and attorneys’ fees incurred on appeal.

8

          8.8        Counterparts and Facsimile Signatures. This Agreement may be signed in counterparts, each of which shall be an original, but all of which shall constitute one and the same document. Signatures transmitted by facsimile shall be deemed valid execution of this Agreement binding on the parties.

          8.9        Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          8.10      Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          8.11      Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

          8.12       Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          8.13       Recitals. All recitals shall be construed as part of this Agreement.

          8.14       Notices. All notices shall be in writing and shall be deemed to have been sufficiently given or served (i) immediately, when personally delivered, (ii) within three (3) days after being deposited in the United States mail, by registered or certified mail, or (iii) within one (1) day after being deposited with a reputable overnight mail carrier which provides delivery of such mail to be traced, addressed as indicated on the signature pages below.

If to Apache:	Apache Motor Corporation
938 N. 200, Suite B
Shoreline, WA 98133
USA
Phone: 206.533.2252
Fax: 604.688.7846

If to Parker Automotive:	Parker Automotive Group International, Inc.
8113 75th Street Southwest
Lakewood, WA 98498
USA
Phone: 253.582.0719
Fax: 253.582.4042

9

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.

APACHE MOTOR CORPORATION,		PARKER AUTOMOTIVE GROUP
INTERNATIONAL, INC.,
a Nevada corporation		a Nevada corporation

By:	/s/ Adam Jenn	By:	/s/ James G. Buck
Name: Adam Jenn		Name: James G. Buck
Its: President		Its: President

10

EXHIBIT A

PARKER AUTOMOTIVE GROUP INTERNATIONAL, INC. SHAREHOLDERS

	Name	Address	Purchased Shares	Percentage of Shares
1	Daniel C. Goldman	24215 13th Place West Bothell, WA 98021 USA	10,000	10.0%
2	Parker Transnational Industries	8113 75th St. SW Lakewood, WA 98498 USA	90,000	90.0%
	Total		100,000	100.000%

EXHIBIT B

CONFIDENTIAL OFFERING MEMORANDUM

Apache Motor Corporation

938 N. 200, Suite B
Shoreline, WA 98133, USA
Tel: (206) 533-2252

Parker Automotive Group International, Inc.

8113 75th Street Southwest
Lakewood, WA 98498 USA
Tel: 253-582-0719
Fax: 253-582-4042

VOLUNTARY SHARE EXCHANGE

Shares of Apache Motor Corporation
Exchanged for
One Hundred Thousand Shares of Common Stock of Parker Automotive Group International, Inc.

(as set forth in the Schedule attached as Exhibit B)

AN INVESTMENT IN THE SHARES OF APACHE MOTOR CORPORATION IS SPECULATIVE AND INVOLVES RISKS AND UNCERTAINTIES. SEE “RISK FACTORS” BEGINNING ON PAGE 5.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR PROVINCIAL SECURITIES COMMISSION NOR HAVE ANY SUCH AUTHORITIES PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OR PROVINCE OR OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH ACT OR SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

The Date of this Offering Memorandum is October 28, 2005.

CONFIDENTIAL OFFERING MEMORANDUM
OCTOBER 28, 2005

THIS CONFIDENTIAL OFFERING MEMORANDUM IS INTENDED ONLY FOR THE USE OF THE PERSON(S) TO WHOM IT IS DELIVERED. IT MAY NOT BE SHARED WITH ANY PERSON OTHER THAN PERSON(S) TO WHOM IT IS DELIVERED. ANY REPRODUCTION, DISSEMINATION OR USE OF THIS CONFIDENTIAL OFFERING MEMORANDUM FOR ANY PURPOSE OTHER THAN EVALUATING WHETHER TO APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION IS STRICTLY PROHIBITED.

CONFIDENTIAL OFFERING MEMORANDUM
OCTOBER 28, 2005

SUMMARY

              The Voluntary Share Exchange Offering (the “Exchange”) described in this Offering Memorandum is intended:

A.

to provide the shareholders of Parker Automotive Group International, Inc. (hereinafter “Parker”) with the opportunity to exchange all of their shares of Parker Common Stock with shares of Common Stock of Apache Motor Corporation (hereinafter “Apache”) as specified in the Schedule attached hereto as Exhibit A; and

B.	to result in the business and assets of Parker being acquired by Apache; and

              Federal securities laws consider this to be an offering of Apache’s Common Stock to the Parker shareholders. The rules governing this offering require that you receive materials disclosing information that enable you to evaluate the Exchange and decide whether to subscribe for the Apache Common Stock. This Offering Memorandum explains the effect of receiving Apache shares in exchange for your Parker shares.

              You should read this document carefully as you form your judgment about the exchange of your Parker shares for Apache shares. After reading this Offering Memorandum, you may accept the Exchange by signing the Shareholders’ Consent (attached hereto as Exhibit C), filling out and signing the Subscription Agreement (attached hereto as Exhibit D) and forwarding all of the aforesaid documents to Apache.

To avoid the expense and delay of preparing a registration statement to offer Apache’s Common Stock, this Exchange transaction is being conducted pursuant to an exemption from registration. As a result, the Apache shares that you receive from the Exchange will be “restricted securities.” Even though Apache is a public company, you will not be able to sell your Apache shares immediately. In general, you will have to hold your shares for one year after the Exchange and then you may sell them under Rule 144 of the Securities Act of 1933, as amended (the “Act”) unless you will be an affiliate of Apache. Rule 144 limits the amount of shares you can sell in any three-month period to one percent (1%) of Apache’s total outstanding shares, and you will have to sell your shares in a “brokers’ transaction.” For example, if Apache has 50,000,000 total shares outstanding when you decide to sell in October, 2006, you would only be able to sell 500,000 shares under Rule 144 at that time. You would have to wait three months to sell additional shares. Rule 144 is complicated, and it is possible that if you engage in other transactions that affect your stock (such as pledging shares) or Apache’s shares generally (such as short sales) your holding period could be longer than one year.

GENERAL INFORMATION

              This Offering Memorandum is being sent to persons who hold the stock of Parker at the close of business on October 28, 2005. On that date, there were       100,000     shares of voting Common Stock of Parker issued and outstanding, which were held by      2      shareholders. This Offering Memorandum is furnished by the Board of Directors of Apache. All holders of Parkerﾒs Common Stock on October 26, 2005 are entitled to participate in the Exchange.

              The Boards of Directors of Parker and Apache have approved and executed an Agreement and Plan of Exchange (the “Agreement”). No Director of Parker intends to oppose the Exchange.

              This Offering Memorandum is accompanied by a copy of the Agreement (attached hereto as Exhibit B). Shareholders are encouraged to review the Agreement in connection with the information contained herein prior to signing the Shareholders’ Consent (attached hereto as Exhibit C), the Subscription Agreement (attached hereto as Exhibit D). The Exchange will terminate on or before November 15, 2005, the Closing Date of the offering.

CONFIDENTIAL OFFERING MEMORANDUM
OCTOBER 28, 2005

INFORMATION ABOUT THE EXCHANGE

RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS OFFERING MEMORANDUM BEFORE YOU DECIDE TO ACCEPT OR REJECT THE OFFER TO EXCHANGE YOUR PARKER SHARES FOR APACHE SHARES. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY RISKS AND UNCERTAINTIES ASSOCIATED WITH THE EXCHANGE.

              Forward-Looking Statements. This Offering Memorandum contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. The words “anticipate”, “believe”, “expect”, “plan”, “intend”, “estimate”, “will”, "project", "could", "may", "foresee", and similar expressions are intended to identify forward-looking statements. You should not place undue reliance on forward-looking statements contained in this Offering Memorandum because they are inherently uncertain. The actual results could differ materially from the discussion in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere in this Offering Memorandum.

              Risks Associated with the Exchange

              Restrictions on Tradability of the Apache Common Shares Issued to Parker Shareholders. To avoid the expense and delay of preparing a registration statement to offer Apache Common Stock, this exchange transaction is being conducted pursuant to an exemption from registration. As a result, the Apache shares that you receive as a result of the exchange will be “restricted securities.” Even though Apache is a public company, you will not be able to sell your Apache shares immediately. In general, you will have to hold your shares for at least one year after the exchange and then may sell them under Rule 144 of the Act.

              Dilution of Parker Shareholders’ Ownership Interests as Result of the Exchange. Following the Exchange, shareholders of Parker will receive shares of Common Stock of Apache for each share of Common Stock of Parker that they hold. Apache has approximately 26,000,000 shares issued and outstanding. The effect of the Exchange will be to dilute the percentage of outstanding stock held by Parker shareholders.

              Issuance of Additional Shares. Following the Exchange, a portion of the authorized shares of Apache will be unissued. The Board of Directors of Apache will have the power to issue shares without shareholder approval. Apache fully intends to issue additional common shares if necessary in order to acquire products, properties, businesses or for any other corporate purposes. Any additional issuances of shares by Apache from its authorized but unissued shares would have the effect of further diluting the percentage interest of existing shareholders.

              Preemptive Rights and Cumulative Voting. Following the Exchange, there will be no preemptive rights in connection with Apache’s common shares. Cumulative voting in the election of directors will not be permitted.

              Apache Does Not Anticipate Paying Dividends to Common Shareholders in the Foreseeable Future Which Makes Investment in Apache Common Stock Speculative or Risky. Apache does not anticipate paying dividends on its Common Stock in the foreseeable future. The Board of Directors has sole authority to declare dividends payable to Apache shareholders. The fact that Apache does not plan to pay dividends indicates that it must use all of its funds generated by operations for reinvestment in its operating activities and also emphasizes that Apache may not continue as a going concern. Investors must evaluate an investment in Apache solely on the basis of anticipated capital gains.

              Estimates and Financial Statements. Some of the information in this Offering Memorandum consists of and relies upon evaluations and estimates made by management and other professionals. Even though management believes in good faith that such estimates are reasonable, based upon market studies and data provided by sources knowledgeable in the field, there can be no assurance that such estimates will ultimately be found to be accurate or even based upon accurate evaluations. Any management errors in evaluations or estimates could have a significant negative effect upon Apache’s profitability or even its viability.

CONFIDENTIAL OFFERING MEMORANDUM
OCTOBER 28, 2005

              Limited Liability of Executive Officers and Directors. Apache’s Articles of Incorporation and Bylaws contain provisions that limit the liability of directors for monetary damages and provide for indemnification of officers and directors under certain circumstances. These provisions may discourage shareholders from bringing a lawsuit against the directors for breaches of fiduciary duty and may also reduce the likelihood of derivative litigation against directors and officers even though such action, if successful, might otherwise have benefited the shareholders. In addition, a shareholder’s investment in Apache may be adversely affected to the extent that costs of settlement and damage awards against the officers or directors are paid by Apache pursuant to the indemnification provisions of the Bylaws. The impact on a shareholder’s investment in terms of the cost of defending a lawsuit may deter a shareholder from bringing suit against one of Apache’s officers or directors.

              Business Risks Associated with the Combined Entity

              The Combined Entity Will Be a Development/Growth Stage Company. Apache and Parker are young and in their growth stage. The combination of the companies’ proposed operations is subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of success of the combined entity must be considered in the light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the startup and growth of a business and the environment in which the combined entity will operate.

              The Combined Entity Will Have a Limited Operating History. Because Apache and Parker have yet to achieve their intended level of business operations, it is uncertain whether the combined entity will be successful in overcoming the substantial risks of operating the business. Apache and Parker have had only minimal net revenues to date and there can be no assurance of adequate net revenues in the future. The combined entity may never become profitable and if it does achieve profitability, it cannot be certain that it will remain profitable nor that profits will increase in the future. The auditors of Apache have expressed doubt about the ability of the company to continue as a going concern.

              The Combined Entity Faces Intense Competition From a Multitude of Competitors. The combined entity will be in direct competition with established companies in the same market. The primary competitors are other producers of motors for commercial uses. Additionally, other companies not presently in competition with the business of Parker may enter the marketplace. The combined entity can anticipate competition in its efforts to establish itself in targeted markets and to expand into new markets. There can be no assurance that the combined entity will be able to compete successfully with existing or new competitors, some of which may possess more financial resources and name recognition than the combined entity.

              The Combined Entity May Not Be Able to Maintain a Competitive Position Due to the Pace That the Marketplace is Changing. The demand for the combined entity’s products and services may rapidly decline if they become outdated or the marketplace becomes saturated with similar products and services . The combined entity’s success will depend upon its ability to adjust to change and meet new demands. Since the marketplace for the combined entity’s products is relatively new, it may not be able to predict the changes that will occur and may not be able to modify or update its products and services in time to prevent a decline in its share of the market.

              The Combined Entity Will Be Dependent Upon a Small Number of Key Persons to Implement Its Business Plan. The combined entity will depend on a relatively small number of key employees to implement its business plan, the loss of any of whom may affect its ability to provide the required quality of service and technical support necessary to achieve and maintain a competitive market position. There is no assurance that these individuals will continue to manage the combined entity’s affairs in the future.

              The Combined Entity May Not Be Able to Retain Key Personnel If It Is Unable to Adequately Compensate Them. The combined entity may not generate sufficient revenue to adequately compensate its highly skilled employees and thereby may not be able to effectively compete in the marketplace.

              No Liability Insurance. Neither Apache nor Parker have acquired liability insurance with respect to provision of its products and services. Without insurance to cover damages resulting from liability claims stemming

CONFIDENTIAL OFFERING MEMORANDUM
OCTOBER 28, 2005

from its products or services, the combined entity must shoulder any award of damages against it, which could significantly affect its business operations if the award is substantial.

              The Combined Entity Will Require Additional Capital to Sustain Its Operations. The combined entity will need more capital than it has available to it or can expect to generate through sales of its products and services. The combined entity will need to continually expand and upgrade its infrastructure and systems to ensure high levels of service.

              General Factors. The combined entity’s business may be affected from time to time by such matters as changes in general economic conditions, changes in laws and regulations, taxes, tax laws, prices and costs, and other factors of a general nature which may have an adverse effect on its business.

TERMS OF THE AGREEMENT AND PLAN OF REORGANIZATION

              The Exchange proposed in this Offering Memorandum is part of the Agreement executed on October 28, 2005 between Apache and Parker. The Agreement provides that Apache will issue 24,000,000 shares of Apache Common Stock to the shareholders of Parker in exchange for 100,000 shares of Parker Common Stock. The Agreement is hereby incorporated by reference into this Offering Memorandum (attached hereto as Exhibit B).

              Upon the exchange of all of the outstanding shares of Common Stock of Parker for 24,000,000 shares of common Stock of Apache, Parker will effectively become a wholly owned subsidiary of Apache.

              The Boards of Directors of Parker and Apache approved this transaction by resolution on October 28, 2005.

              THE OFFERING OF THE COMMON SHARES OF APACHE TO BE EXCHANGED FOR ALL OF THE SHARES OF PARKER IS EXEMPT FROM REGISTRATION PURSUANT TO RULE 506 OF REGULATION D, REGULATION S, AND/OR SECTION 4(2) OF THE ACT. PURSUANT TO RULE 502(d) OF REGULATION D, THE COMMON SHARES ACQUIRED THROUGH THE EXCHANGE BY PARKER SHAREHOLDERS CANNOT BE RESOLD WITHOUT REGISTRATION UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION.

              Purpose of Exchange

              The main purpose of the Exchange is to provide shareholders of Parker with a liquid market for their shares and to transfer the business operations of Parker to Apache.

              Conversion of Shares

              The mechanics of the Exchange will consist of an exchange of all existing common shares of Parker for common shares of Apache pursuant to the Schedule attached hereto as Exhibit A. If the shareholders of Parker agree to exchange their shares, Apache will, in the aggregate, issue 24,000,000 shares of its common stock to shareholders of Parker. This will require each shareholder of Parker to surrender their current share certificates in Parker in exchange for Apache stock certificates. By so doing, each shareholder of Parker will take all of the rights incident to their current shares and turn them in for rights incident to Apache common shares.

              Conditions to the Exchange

              The shareholders of Parker are under no obligation to accept shares of outstanding common stock of Apache.

              Termination of Exchange

              The Exchange will terminate on or before November 15, 2005, the Closing Date of the offering.

CONFIDENTIAL OFFERING MEMORANDUM
OCTOBER 28, 2005

              Effects of Exchange

              Parker shareholders will hold Apache common stock. In addition, the liquidity and market value of the Apache common stock will be greater than that of the common stock of Parker. More importantly, Parker shareholders will receive restricted Apache shares subject to a holding period of at least one year pursuant to Rule 144 of the Act.

DESCRIPTION OF SECURITIES

              Description of Apache’s Capital Stock

              The following description of Apache’s capital stock does not purport to be complete and is subject to and qualified in its entirety by Apache’s Articles of Incorporation and Bylaws and the applicable provisions of Nevada law.

              Number of Shares Authorized. The total number of shares that Apache is authorized to issue is 100,000,000 shares of Common Stock, having a par value of $0.001 per share, and 20,000,000 shares of Preferred Stock, having a par value of $0.001 per share.

              Dividend Rights. The holders of shares of Apache Common Stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors.

              Voting Rights. Each outstanding share of Apache Common Stock entitles the holder thereof to one vote per share on all matters and cumulative voting is not provided for in connection with the election of the Board of Directors.

              Preemptive and Subscription Rights. The holders of shares of Apache common stock have no preemptive or subscription rights.

              Comparison of Parker Common Stock to Apache Common Stock

              Classes of Common Stock. Apache only has one class of Common Stock with the same rights. If you hold a class of Parker Common Stock with superior rights and preferences to those of Apache Common Stock, you will lose those superior rights and privileges following the Exchange. If you hold a class of Parker Common Stock with inferior rights to those of Apache Common Stock, you will gain rights and preferences that you may not currently have.

              Number of Directors. The maximum number of directors that may be elected by the stockholders to serve on the Board of Directors of Apache is six.

              Quorum. Both Apache’s and Parker’s articles of incorporation require a one-third of the shares required to vote on a particular action to be present either in person or by proxy to conduct a shareholders’ meeting.

              Special Shareholder Meetings. Apache’s articles of incorporation limit the ability to call a special meeting of its shareholders to the Board of Directors.

              No Cumulative Voting. Each record holder of Apache Common Stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The articles of incorporation of Apache do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Apache Common Stock. Because the holders of shares of Apache Common Stock do not have cumulative voting rights, the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of our directors.

CONFIDENTIAL OFFERING MEMORANDUM
OCTOBER 28, 2005

DILUTION

              Parker shareholders will experience immediate dilution in the net tangible book value of the Common Stock that they hold when they receive Apache Common Stock. "Net tangible book value per share" represents the amount of Apache’s total tangible assets less total liabilities, divided by the total number of shares of Common Stock outstanding.

PLAN OF DISTRIBUTION

              Apache is offering 24,000,000 shares of its Common Stock to the Parker shareholders for their Parker Common Stock. The offer of Apache Common Stock will commence promptly upon the date of this offering memorandum and will continue until all Parker shareholders sign the Shareholders’ Consent and execute a subscription agreement for the Apache Common Stock or November 15, 2005, whichever is earlier. Shortly after November 15, 2005, and following the receipt of audited financial statements from Parker and the filing of an 8-K by Apache, new Apache stock certificates will be issued in the names of those Parker shareholders who agreed to exchange their shares.

BENEFICIAL OWNERSHIP

Common Shares

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s 50,000,000 issued common stock, and as adjusted to reflect the share ownership for (i) each executive officer or director of the Company who beneficially owns shares; (ii) each shareholder known to the Company to beneficially own five percent or more of the outstanding shares of its common stock; and (iii) all executive officers and directors as a group.

	BEFORE MERGER		AFTER MERGER
Beneficial Owner	Number of Shares Owned	Percent of Outstanding Shares	Number of Shares Owned	Percent of Outstanding Shares (1)

ADAM JENN	2,000,000	7.7%	2,000,000	4.0%

PARKER TRANSNATIONAL INDUSTRIES LLC	n/a	n/a	21,600,000	43.2%

JOSEPH PARKER	n/a	n/a	0	0

DANIEL GOLDMAN	n/a	n/a	2,400,000	4.8%

ACCOUNTING TREATMENT OF THE TRANSACTION

              The exchange by the shareholders of Parker’s Common Stock for the stock of Apache, represents the acquisition of Parker. Accordingly, under Accounting Principles Board Opinion No. 16, Business Combinations and Technical Bulletin 85-5, the acquisition shall be accounted for by the purchase method as an acquisition on the accounting records of Apache.

CONFIDENTIAL OFFERING MEMORANDUM
OCTOBER 28, 2005

TAX CONSEQUENCES OF THE TRANSACTION

              Shareholders are encouraged to consult with their individual tax advisors regarding their particular circumstances.

PRO FORMA FINANCIAL INFORMATION

              Pro Forma Financial Information for the Combined Entity
              The pro forma financial information is found in the Form 8-K filed on November 4, 2005.

MATERIAL CONTRACTS BETWEEN APACHE AND PARKER

              Please refer to the section of this Offering Memorandum entitled “Terms of the Agreement and Plan of Exchange” for a discussion of the Agreement between Parker and Apache.

INTERESTS OF NAMED EXPERTS AND COUNSEL

              Neither the accountants nor the attorneys were employed on a contingent basis in connection with the offering of Apache’s Common Stock in conjunction with this Exchange.

CONFIDENTIAL OFFERING MEMORANDUM
OCTOBER 28, 2005

EXHIBIT INDEX

Exhibit	Description

A	Schedule of Voluntary Share Exchange

B	Agreement and Plan of Exchange dated October 28, 2005 between Apache Motor Corporation and Parker Automotive Group International, Inc.

C	Shareholders’ Consent

D	Subscription Agreement

CONFIDENTIAL OFFERING MEMORANDUM
OCTOBER 28, 2005

Exhibit A

SCHEDULE OF VOLUNTARY SHARE EXCHANGE

	Name	Address	Purchased Shares	Percentage of Shares
1	Daniel C. Goldman	24215 13th Place West Bothell, WA 98021 USA	10,000	10.0%
2	Parker Transnational Industries	8113 75th St. SW Lakewood, WA 98498 USA	90,000	90.0%
	Total		2	100.00%

CONFIDENTIAL OFFERING MEMORANDUM
OCTOBER 28, 2005

Exhibit B

AGREEMENT AND PLAN OF EXCHANGE

(PREVIOUSLY ATTACHED)

CONFIDENTIAL OFFERING MEMORANDUM
OCTOBER 28, 2005

Exhibit C

SHAREHOLDERS’ CONSENT

CONSENT IN LIEU OF MEETING

OF THE STOCKHOLDERS OF

PARKER AUTOMOTIVE GROUP INTERNATIONAL, INC.
(Approval of Agreement and Plan of Exchange)

              SPECIAL RESOLUTION of all the Shareholders of Parker Automotive Group International, Inc. (the "Corporation") effective as of the 28th day of October, 2005; adopted approved and consented to in writing without the holding of a meeting, as manifested and evidenced by signatures of all the Shareholders of the Corporation pursuant to Section 78.320 of the Nevada Revised Statutes.

              WHEREAS, the Apache Motor Corporation (“Apache”), a Nevada company, has made an offer to acquire all of the issued and outstanding shares of the Corporation by way of a share exchange between Apache and the Corporation wherein Apache will be the parent company in accordance with the terms of the Plan of Exchange attached hereto as Exhibit “A”; and

              WHEREAS, the Directors believe it to be in the best interests of the Corporation and its Shareholders to accept and enter into the aforesaid Plan of Exchange;

              NOW THEREFORE BE IT RESOLVED:

              1. That the undersigned shareholders of the Corporation hereby approve the aforesaid Plan of Exchange and agree to tender and exchange their shares in the Corporation for shares in Apache in accordance with the Plan of Exchange; and

              2. That any officer or director of the Corporation be and is hereby authorized to enter into and execute on behalf of the Corporation any and all agreements and other documents in order to give effect to the within resolution.

              WE, THE UNDERSIGNED, being all of the Shareholders of the Corporation do hereby consent to and approve the passing of the foregoing Resolution and waive all notice with respect thereto all as evidenced by our signatures hereto.

/s/ Daniel C. Goldman	10,000 October 28, 2005
[signature]	[number of shares held] [date]
Name:Daniel C. Goldman
[please print]

/s/ Joseph Parker	90,000 October 28, 2005
[signature]	[number of shares held] [date]
Name: Parker Transnational Industries
[please print]

Exhibit D

SUBSCRIPTION AGREEMENT

              SUBSCRIPTION AGREEMENT made as of this 28th day of October, 2005, between APACHE MOTOR CORPORATION, a Nevada corporation (the "Company"), and the undersigned subscriber (the "Subscriber").

              The Company desires to offer its shares in exchange for the shares of Parker Automotive Group International, Inc. (“Parker”) by issuing up to 24,000,000 shares of Common Stock of the Company (the "Shares") to shareholders of Parker on the date the Agreement and Plan of Exchange with Apache Motor Corporation was executed. The Subscriber desires to acquire that number of Shares set forth on the signature page hereof in exchange for the number of Parker shares as set forth on the signature page hereof.

              NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.            SUBSCRIPTION FOR SHARES AND REPRESENTATIONS BY THE SUBSCRIBER

              1.1          Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to acquire and the Company agrees to issue Two Hundred and Forty (240) Shares for every share of common stock of Parker that he or she holds as set forth upon the signature page hereof.

              1.2         The Subscriber recognizes that the acquisition of Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) s/he may not be able to liquidate his / her investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) s/he could sustain a complete loss of his / her entire investment.

              1.3          The Subscriber represents that (i) s/he is competent to understand and does understand the nature of the investment; and (ii) s/he is able to bear the economic risk of this investment.

              1.4           Please check the appropriate space:

____     The Subscriber represents that s/he is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"). The definition of "accredited investor" is set forth below.

____      The Subscriber represents that s/he is not an accredited investor.

____      The Subscriber represents that s/he is not a resident of the United States.

                The definition of an "accredited investor" includes the following:

•	An individual having a net worth or a joint net worth with spouse at the time of purchase in excess of $1,000,000.

•
An individual whose net income was in excess of $200,000 in each of the two most recent years, or whose joint income with spouse was in excess of $300,000 in each of those years, and who reasonably expects his / her net income to reach such level in the current year.

•
A corporation, partnership, Massachusetts or similar business trust, or organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (tax exempt organization), not formed for the specific purpose of acquiring the Shares, having total assets in excess of $5,000,000.

•	A bank, savings and loan association or other similar institution (as defined in Sections 3(a)(2) and 3(a)(5)(A) of the Act).

•	An insurance company (as defined in Section 213 of the Act).

•	An investment company registered under the Investment Company Act of 1940 (the "Investment Company Act").

•
A business development company (as defined in Section 2(a)(48) of the Investment Company Act) or a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940).

•	A Small Business Investment Company licensed by the U.S. Small Business Administration under Sections 301 (c) or (d) of the Small Business Investment Act of 1958.

•	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

•
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, which plan has total assets in excess of $5,000,000.

•
An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a "plan fiduciary", as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser.

•	An employee benefit plan within the meaning of ERISA having total assets in excess of $5,000,000.

•	A self-directed employee benefit plan within the meaning of ERISA, with investment decisions made solely by persons who are accredited investors as defined in Rule 501 (a) of Regulation D.

•
A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the shares offered hereby, whose purchase is directed by a sophisticated person (i.e., a person who has such knowledge and experience in financial and business matters that s/he is capable of evaluating the merits and risks of an investment in the Shares).

•	Any entity in which all of the equity owners are accredited investors.

              1.5       The Subscriber acknowledges that s/he has significant prior investment experience, including investment in non-listed and non-registered securities and that s/he recognizes the highly speculative nature of this investment.

              1.6       The Subscriber hereby represents that s/he has been furnished by the Company during the course of this transaction with all information regarding the Company which s/he had requested or desired to know; that all other documents which could be reasonably provided have been made available for his / her inspection and review; and that s/he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of this offering.

              1.7       The Subscriber hereby acknowledges that this offering of Shares has not been reviewed by the United States Securities and Exchange Commission (the "SEC") because of the Company's representations that this is intended to be a nonpublic offering pursuant to Sections 4(2) and 4(6) of the Act and Regulation D promulgated thereunder. The Subscriber represents that the Shares are being acquired for his / her own account, for investment and not for distribution or resale to others. The Subscriber agrees that s/he will not sell, transfer or otherwise dispose of any of the Shares unless they are registered under the Act or unless an exemption from such registration is available.

              1.8       The Subscriber understands that the Shares have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon his / her investment intention. In this connection, the Subscriber understands that, if the Shares are sold in the United States or to United States residents, it is the position of the SEC that the statutory basis for such exemption would not be present if his / her representation merely meant that his / her present intention was to hold the Shares for a short period, for a deferred sale, for a market rise, or for any other fixed period. The Subscriber realizes that, in the view of the SEC, an acquisition now with an intent to resell would represent an intent inconsistent with his / her representation to the Company, and the SEC might regard such a sale, transfer or other disposition as a deferred sale for which the exemption is not available.

              1.9       The Subscriber agrees that the Company may, if it desires, permit the transfer of the Shares by the Subscriber out of his / her name only when his / her request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that the proposed sale, transfer or disposition does not result in a violation of the Act or any applicable state or province "blue sky" laws (collectively, "Securities Laws"). The Subscriber agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any sale, transfer or other disposition of the Securities by the undersigned Subscriber in violation of any Securities Laws or any misrepresentation herein.

              1.10     The Subscriber acknowledges and agrees that the Company is relying on the Subscriber's representations contained in this Agreement in determining whether to accept this subscription. The Subscriber agrees that the Company reserves the unrestricted right to reject or limit any subscription and to close the offer at any time.

              1.11      The Subscriber represents and warrants that all representations made by the Subscriber hereunder are true and correct in all material respects as of the date of execution hereof, and Subscriber further agrees that until the closing on the Shares subscribed for s/he shall inform the Company immediately of any changes in any of the representations provided by the Subscriber hereunder.

2.           TERMS OF OFFERING

              2.1      The subscription period will begin as of October 26, 2005 and will terminate upon the occurrence of the earlier of (a) November 15, 2005 or (b) completion of the acquisition of all Shares (the "Offering Expiration Date").

              2.2       The Subscriber hereby agrees to acquire the number of Shares from the Company set forth upon the signature page hereof in exchange for all of their Parker common stock.

              2.3        Closings on investor subscriptions shall be held as soon as practicable following the Company's acceptance hereof.

              2.4        The Shares will be offered and issued directly by the Company.

              2.5        The authorized capital stock of the Company consists of one hundred million (100,000,000) shares of Common Stock, par value $0.001 per share, and twenty million (20,000,000) shares of Preferred Stock, of which, as of the date hereof, twenty six million (26,000,000) shares of Common Stock are issued and outstanding and no Preferred Stock has been issued by the Company. All of the issued and outstanding shares of the Company’s Common Stock are duly and validly issued and outstanding and are fully paid and non-assessable and free of preemptive rights. None of the outstanding shares of the Company’s Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of the Company.

3.           RESTRICTIONS ON TRANSFER

              3.1          The certificates representing the Shares shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY OTHER SECURITIES AUTHORITIES. IT IS BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATIONS PROMULGATED UNDER THE ACT. IT MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS.

The Company, in its sole discretion, may place a “Blue Sky” legend on the certificates in accordance with U.S. State securities laws or as required by applicable securities laws.

              3.2            With respect to the Shares issued by the Company, each Subscriber will be prohibited from selling, transferring, pledging or otherwise disposing of such Shares unless in compliance with the Act and applicable state securities laws. As a result of restrictions on transferability of the Shares, a Subscriber may not be able to liquidate his / her investment and must bear the economic risk of the investment for at least one year.

4.          NOTICES TO SUBSCRIBERS

             4.1       THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF ANY STATE OR PROVINCE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, OR ANY STATE OR PROVINCE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

             4.2        THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. SUBSCRIBERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

5.          GENERAL RELEASE

             5.1        Except for a claim for a breach of this Subscription Agreement, Subscriber hereby fully and forever releases Company (including its agents, employees, successors and assigns), waives and acknowledges settlement, satisfaction and receipt in full of (i) any and all sums that may be payable to Subscriber by Parker; and (ii) any and all past, present and future claims, demands, rights, causes of action, and compensation of every kind and nature arising from, but not limited to, any contracts, agreements, or instruments, claims for violation or breach of contract; promissory estoppel; breach of fiduciary duty; fraud; negligence; defamation; violation of any public policy; claims for personal injuries; emotional or mental distress of any kind or nature whatsoever; harassment; violation of any federal or state law or regulation; or otherwise; whether known or unknown, anticipated or unanticipated, direct or indirect, fixed or contingent, including without limitation, any and all claims and damages relating to or arising out of any aspect of the litigation (including attorneys' fees and litigation costs), whether asserted or unasserted.

             5.2        Subscriber hereby agrees to be responsible for all of his / her taxes arising out of this transaction, including any taxes from the issuance of the common stock of the Company. If the Company has any obligation to withhold taxes on behalf of Subscriber, Subscriber agrees to pay the taxes or indemnify and reimburse the Company for any moneys paid on Subscriber’s behalf by the Company. If Subscriber fails to pay the taxes owed or indemnify or reimburse the Company for any liability resulting from such failure, the Company has the power to stop the transfer of its common stock to Subscriber or to reclaim common stock of the Company from the Subscriber to satisfy the tax liability. Subscriber hereby expressly appoints the President of the Company or its successor as his / her attorney for purposes of enforcing this provision, with full power of substitution in the premises.

6.          MISCELLANEOUS

             6.1        Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the

Company, and to the Subscriber at his / her address indicated on the last page of this Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

             6.2        This Agreement shall not be changed, modified, or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged. The respective representations, warranties and covenants of the parties set forth in this Agreement shall survive delivery of the Shares contemplated hereunder.

             6.3        This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

             6.4        This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Nevada, without giving effect to the choice of law rules thereof.

             6.5        This Agreement may be executed in counterparts. Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Shares as herein provided.

             IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

ACCEPTED:

APACHE MOTOR CORPORATION

Date: _______________	By:

	Name	Adam Jenn

	Its	President

TO BE COMPLETED BY SUBSCRIBER(S):

Number of Apache Motor Corporation Shares	Number of Parker Automotive Group
Subscribed For	International, Inc. Shares Held and to Be
Exchanged by Subscriber(s)

Name of Subscriber	Social Security or Other Tax Identification
[Please print exactly as name should appear	Number of Subscriber(s)
on share certificate]

Signature of Subscriber	Date

Address of Subscriber

CERTIFICATE OF SIGNATORY

(To be completed if Units are
being subscribed for by an entity)

I, _________________________________________________, am the______________________________________ (position) of ______________________________________________________________ (the “Entity”).

              I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to acquire and hold the Shares and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

              IN WITNESS WHEREOF, I have set my hand this _____day of _____________, _____.

______________________________
(Signature)